Exhibit 99.77(q)(1)

ITEM 77Q-1 Exhibits

(e)(1) Amended Schedule A effective January 30, 2014 to the Expense Limitation Agreement dated May 13, 2013 between ING Investments, LLC and ING Funds Trust – Filed herein.